EXHIBIT 23.2
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O   CALGARY     O   MONTREAL     O    OTTAWA    O    TORONTO     O    VANCOUVER


                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-mark Agents
                                                             1000 Canterra Tower
                                                           400 Third Avenue S.W.
                                                Calgary, Alberta, Canada T2P 4H2
                                      tel.: (403) 232-9500  fax.: (403) 266-1395
                                                               www.blqcanada.com


                                                             BRIAN E. ROBERTS
                                                   direct tel: (403) 220-9512
                                               e-mail: broberts@blgcanada.com
                                                       file no: 400069/000119



June 10, 2004


PRECISION DRILLING CORPORATION
4200, 150 - 6th Avenue S.W.
Calgary, Alberta   T2P 3Y7

Ladies and Gentlemen:

RE:      PRECISION DRILLING CORPORATION ("PRECISION")
         2004 STOCK OPTION PLAN

         With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Precision on or about June 10, 2004 with regard to the 2004 Employee Stock Option Plan of Precision, we hereby consent to being named in the Registration Statement and to the inclusion of the reference in the Registration Statement to our opinion and to the use of our opinion. In giving consent, we do not thereby admit that we come within the category of persons whose consent is required by the SECURITIES ACT OF 1933 or the rules and regulation promulgated thereunder.


Yours truly,


/s/ Borden Ladner Gervais LLP

BORDEN LADNER GERVAIS LLP



   Borden Ladner Gervais LLP is an Ontario Limited Liability Partnership